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                         EMPLOYMENT, NO-COMPETITION AND
                            CONFIDENTIALITY AGREEMENT

        THIS AGREEMENT is made as of the 30th day of June, 1996 by and between, BEACHPORT ENTERTAINMENT CORPORATI0N, a Utah corporation, with its principal office at 517 North Robertson Blvd., Los Angeles, CA 90048 (the "Company"); and, BARRY MENDELSON, an individual residing at 1835 Elolmby Ave., Apt. 302, Los Angeles, California 90025 (the "Executive").

                                     RECITAL

        WHEREAS, the Company desires to retain the services of the Executive as an employee of the Company an the terms and conditions as hereinafter set forth; and

        WHEREAS, the Executive is desirous and willing to accept such employ on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and promises, the receipt and sufficiency of such mutual consideration which is hereby acknowledged and confessed by the Company and the Executive, and in order to induce Company to hire the Executive on the terms and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

                                       I.
                                   EMPLOYMENT

        The Company shall employ the Executive as a full time employee, as President and Chief Operating Officer of the Company. The Executive hereby accepts such employment with the Company, upon the terms and conditions hereinafter set forth.

                                       II.
                         DUTIES DURING EMPLOYMENT PERIOD

        During the Employment Period, the Executive shall act as the President and Chief Operating Officer and have the responsibility for day-to-day management of its business. Should the Executive be required to relocate his residence, the Company shall pay any and all relocation expenses for the Executive and his family during, the term of this Agreement and any renewals end extensions thereof. If the Executive is elected as a director of the Company or any subsidiary of the Company, he will serve in such capacity without additional compensation. The Executive wil1 devote his full time, skill, labor and attention to the business of the Company and shall promptly and faithfully, perform all services pertaining thereto that are or may hereafter be required of him by the Company, provided that such services shall be consistent with his position as Chairman and Chief Operating Officer.



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Nothing in this agreement shall preclude the Executive from investing his personal assets and time in his personal investments, provided that such investments are not in competition with the business of the Company and that such activities do not unreasonably interfere with the performance of his duties hereunder and where the form or manner of such investments will not require services on the part of the Executive in the operation of the affairs of the business in which such investments are made and which participation is solely that of a passive investor.

                                      III.
                               TERM OF EMPLOYMENT

        The employment under Section II of this Agreement shall be for a period four years (4) commencing on the date hereof and ending at the termination of this Agreement (the "Employment Agreement"), unless sooner terminated in accordance with one of the following alternatives:

     A. The Executive's employment under Section II, if not already terminated under clause B of this Section III, may be terminated at any time during the Employment Period for Cause (as hereinafter defined) by action of the Board of Directors of the Company upon giving the Executive notice of such termination at least thirty (30) days prior to the date upon which such termination sha11 take effect. As used herein, the term "Cause" shall mean any of the following events:


                1. The Executive's conviction of or plea of guilty or nolo contendere to a crime involving breach of trust or fraud;

                2. The Executive's failure to follow the good faith instructions, with respect to the Company, or any of its subsidiaries and their respective operations, of the Exercise Committee or the Board of Directors of the Company referred to in Section II following written notice thereof; or

                3. The Executive's gross negligence or willful misconduct, or, neglect of duties or failure to act with respect to duties or actions previously communicated to the Executive in writing by the Executive Committee or the Board of Directors of the Company referred to in
        Section II.

                   If the Executive's employment is terminated under the provisions of this Clause A, all rights of the Executive pursuant to Section IV hereof shall cease as of the effective date of such termination.

                   B. The Executive's employment under Section II may be terminated at any time following the date which is four (4) years after the date hereof, by action of the Board of Directors of the Company, upon giving the Executive notice of such termination at least ninety (90) days prior to the date on which such termination shall take effect. This Employment


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Agreement will automatically renew for successive one (1) year periods upon the terms and conditions contained herein unless terminated as provided herein. If the Executive's employment is terminated under the provisions of this clause B. his rights pursuant to Section IV shall cease as of the effective date of such termination.

                                       IV.
                                    EMOLUMENT

        A. As base compensation for the services rendered by the Executive hereunder, the Company will pay him a salary of $200,000 per annum, plus fifty percent (50%) of the fees generated by Executive as producer for Company related projects. The aforesaid salary shall initially be payable in 26 equal payments commencing two (2) weeks from the date hereof, or on such other basis, such as weekly or monthly as determined by the Board of Directors of the Company. The Board of Directors of the Company may, from time to time, increase the Executive's salary or pay such discretionary bonuses as it deems appropriate, but such increases shall neither affect nor alter the fixed obligation of the Company as herein provided or referred to.

        B. Bonuses and Additional Benefits. The Executive may be awarded bonuses as agreed and set by the Board of Directors of the Company. Executive shall also be entitled to, and shall be accorded, all rights and benefits under any executive incentive plan (including the Company's Stock Option Plan), monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance policy or policies, and any other plans or benefits that the Company may from time to time provide for executives or for any senior officer generally during the Employment Period. The Company shall accord the Executive such rights and benefits on a basis no less favorable than any other officer or executive of the Company or its subsidiaries or affiliates.

        C. Vacation and Sick Leave. For each year during which this Agreement is in effect, Executive shall be entitled to a vacation and sick leave benefits, without a deduction of salary or other compensation in accordance with the Company's standard policies, but in no event shall the vacation be less than three (3) weeks. The Executive sha11 have up to three (3) weeks vacation per year, provided the Executive works full time each year for the Company and under the terms of this Agreement. Such vacation shall be taken at such time or times during such year as may be mutually agreed upon by the Company and the Executive.

        D. Business Expenses. The Executive shall be authorized to incur reasonable business expenses for promoting the business of the Company, including expenditures for entertainment, gifts and travel, within the guidelines as are set by the Board of Directors of the Company and which are consistent with the Internal Revenue Service guidelines, provided that the Executive submits vouchers therefor in the form reasonably satisfactory to the Company.


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        E. Insurance. The Company shall include Executive under the Company's group health and life insurance programs, with the same coverage and options that are available under said policies to all executives of the Company.

        F. Other Benefits. The Company will provide the Executive with fringe benefits in the aggregate not less favorable than those received generally by other executives of the Company.

        G. Life Insurance. The Company, in its discretion may apply for and procure as owner and for its own benefit, insurance on the life of the Executive, in such amounts and in such form or forms as the Company may choose.

                                       V.
                               DISABILITY & DEATH

        A. Disability. Notwithstanding any failure or inability of Executive during the Employment Period, because of illness, injury or similar incapacity, whether physical or mental ("Disability"), to perform the obligations as contemplated by this Agreement, the Company, nevertheless shall continue to pay Executive the compensation and benefits provided for in Section IV hereof and all other benefits provided by this Agreement, except as provided otherwise in this Section V.

        1. Obligations of the Company. In the event a Disability of the Executive continues for a period of more than six (6) consecutive months or six
(6) months in the aggregate out of any period of twelve (12) consecutive months, the Company may, at its option, at any time on or after the last day of the aforesaid six month Disability period, by written notice to such Executive (the "Disability Notice"), declare such Executive "disabled" and this Agreement shall terminate with no further liability on the part of the Company; however such notice shall be of no force and effect if such Executive has resumed the duties and responsibilities provided hereunder prior to the delivery of the Disability Notice.

        2. Continuing Obligations. Notwithstanding the delivery of a Disability Notice to the Executive, the Company shall continue to pay the Executive his normal monthly compensation as set forth hereinabove, for a period of six (6) months following delivery of the Liability Notice (the "Additional Payment Period"), provided however, that any income received by the "disabled" Executive during the Employment Period from any disability insurance provided to such Executive by the Company shall reduce the Company's obligations hereunder. In addition, during the Additional Payment Period, the Company shall be obligated to continue the benefits set forth in Section IV herein.

        B. Death. In the event of death during the Employment Period of the Executive, the normal monthly compensation of the Executive shall be paid to the Executive's estate for a period of one (1) year.



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                                       VI.
                             COVENANT NOT TO COMPETE

        A. The Executive hereby acknowledges and recognizes the highly competitive and confidential nature of the Company's business of developing, producing and distributing live family entertainment and made-for-television features, and for the consideration stated above, accordingly agrees that during the entire period commencing with the date hereof, the Executive's employment by the Company, to include (18) months after the termination of the Executive's employment with the Company, Executive will not directly or indirectly, in any capacity:

            1. Engage in any capacity in any business endeavor which has among its purposes and/or endeavors to develop, produce or distribute live family entertainment and/or made-for-television features, to include those which, during the employment period of Executive, have been developed, marketed or conceived by the Company, any of its personnel and/or any of its subsidiaries, within 100 miles in any geographic area, city and/or state in which the Company's products are operating.

            2. Induce employees of the Company, or any of its respective subsidiaries, to terminate their employment or to engage in any activities hereby prohibited to the Executive;

            3. Contact, communicate or solicit any customer and/or any contact of the Company derived from any customer list, customer lead, mail, printed material or other information secured from any association with the Company;

            4. Discuss any activities, methods of operation, finances, confidential practices and private business information of the Company with any other party.

        B. It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in clause A above reasonable for the purpose of reserving for the Company or any of its subsidiaries, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction at that time or territory or any other restriction contained in clause A above is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of such clause shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such Court may judicially determine or indicate to be reasonable.

        C. As to the reasonableness of the non-competition and restrictive covenants contained herein, Executive further acknowledges and confesses that he is capable of making a living in employment areas other than developing, producing and distributing live family entertainment and made-for-television features engaged in by the Company, and, that the non-competition and restrictive covenants contained herein will not in the least manner impair or interfere with Executive from earning a living after the Executive terminates relations with the Company.


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                                       VII.
                            DISCLOSURE OF INFORMATION

        The Executive acknowledges that the Company's trade secrets, private or secret processes as they may exist from time to time, and confidential information concerning their products, development, all technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers are valuable, special and unique assets of the Company and its subsidiaries, access to and knowledge of which are essential to the performance of the Executive's duties hereunder. In light of the highly competitive nature of the industry in which the Company and its subsidiaries' business is conducted, the Executive further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by him as a result of this employment by the Company or its subsidiaries shall be considered confidential information. In recognition of this fact, the Executive agrees that he will not, during or after the Employment Period, disclose any of such secrets, processes or information to any person or entity for any reason or purpose whatsoever, except as is necessary in the performance of his duties as an employee of the Company or its subsidiaries and then only upon a written confidentiality agreement in such form and content as requested by the Company from time to time, nor shall the Executive make use of any such secrets, processes or information (other than information in the public domain) for his own purposes or for the benefit of any person or other entity (except the Company and its subsidiaries) under any circumstances during or after the Employment Period.

                                      VIII.
                 COMPANY RIGHT TO COPYRIGHTS, TITLES AND SCRIPTS

        A. The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all scripts, copyrights, movie titles, sitcom scripts, and ideas, improvements, technical information and suggestions relating in any way to the products of the Company or capable of beneficial use by customers of the Company either past conceived, developed or acquired, or which he may conceive, develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith, the Executive shall promptly at all times during and after the Employment Period:

        1. Execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest in the Company title to such inventions, improvements, technical information, patent applications and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

        2. Render to the Company, at its expense, all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or


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        defense of interferences which may be declared involving any said application or patents, and any litigation in which the Company or its subsidiaries may be involved relating to any such patents, inventions, improvements or technical information.

                                       IX.
                                    REMEDIES

        The Executive acknowledges and agrees that Company's remedy at law for a breach of any of the provisions of Sections VI, VII or VIII would be inadequate and, in recognition of this fact, in the event of a breach by the Executive of any of the provisions of the Sections VI, VII or VIII it is agreed that, in addition to its remedy at law, the Company shall be entitled to, and the Executive agrees not to oppose the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. In the event of any such breach, at the election of the Company, all rights of the Executive under Section IV shall thereupon terminate. The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of trade secrets and like proprietary information would not be an adequate remedy upon breach, and consequently agrees, upon any such breach, to the granting of injunctive relief prohibiting the developing, producing or distributing of products and services of the kind developed, produced, distributed or provided by the Company or any of its subsidiaries during the Executive's employment. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach.

                                       X.
                                    NOTICES

        Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to his residence in the case of notices to the Executive, or to the principal office of the Company, to the attention of its President (with a copy to the Chairman of the Board and General Counsel) in the case of notice to the Company.

                                       XI.
                                WAIVER OF BREACH

        The waiver by the Company or Executive of a breach of any provision of this Agreement by the Company or the Executive shall not operate or be construed as a waiver of any subsequent breach by the Company or the Executive.



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                                      XII.
                                   ASSIGNMENT

        This Agreement is assignable by the Company and/or any of its subsidiaries to any successor in interest of the Company's or its subsidiaries' business.

                                      XIII.
                                ENTIRE AGREEMENT

        This instrument contains the entire agreement between the Company and Executive relating to the subject matter hereof, and supersedes and replaces in its entirety any existing Agreement between Company and the Executive. This Agreement may not be waived, changed, modified, extended or discharged orally; but, may be amended and/or changed only by a written instrument duly executed by an authorized representative of the Company and the Executive hereto and designated on its face as an "Amendment".

                                      XIV.
                               FAILURE TO ENFORCE

        It is expressly agreed and understood that the waiver by a party of its rights, or any portion of its rights, under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be considered as a continuing waiver which would prevent the subsequent enforcement of such rights.

                                       XV.
                                 APPLICABLE LAW

        This Agreement shall be governed by and construed in accordance with the of laws the State of California, the principal place of business of the Company.

                                      XVI.
                                    HEADlNGS

        The headings of the Sections hereof are for convenience only and shall not control or affect the meaning, or construction, or limit the scope or intent of any of the provisions of this Agreement.


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                                      XVII.
                                  MISCELLANEOUS

        It is anticipated that variances and deviations from certain provisions of this Agreement may be necessary and may be allowed or tolerated, but it is agreed that such variances or deviations, regardless of number, shall not be reason for altering or modifying the interpretation of any portion of this Agreement.

        This Agreement shall be binding on the assignees, heirs, administrators, executors, spouses, successors and legal representatives of both parties hereto.

                                     XVIII.
                                  COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of date and year first above written.

                                       BEACHPORT ENTERTAINMENT CORPORATION


                                       /s/ Sidney L. Shlenker
                                       ---------------------------
                                       By: Sidney L. Shlenker,
                                       Chairman of the Board



                                       /s/ Barry Mendelson
                                       ----------------------------
                                       Barry Mendelson, Executive


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